Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FIRST QUARTER 2021 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended March 31, 2021:

●	Net revenues of $11.3 million, an increase of 20.1% from the same period last year
●	Gross profit of $5.9 million, gross profit margin of 52.5%
●	Net loss of $233,000, compared to a net loss of $1.1 million in the same period last year
●	Non-GAAP adjusted EBITDA of $671,000, compared to a non-GAAP adjusted EBITDA loss of $308,000 in the same period last year
●	New customer orders of $12.8 million, a book-to-bill ratio of 1.13
●	Backlog of $10.0 million, an increase of $5.1 million compared to March 31, 2020

May 13, 2021

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) today announced results for the three months ended March 31, 2021.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “Positive momentum in our business continued during the first quarter. 2021 has started off with robust operating performance and strengthening market demand. We realized improved bookings in the first quarter as compared to the prior year period, which led us to another positive book-to-bill result. This was our fourth positive book-to-bill outcome in the last five quarters and helped drive first quarter revenue and profit higher.”

Mr. Whelan continued, “During the quarter, we won two new customers for our Radio, baseband and software solutions, which was our fourth consecutive quarter of signing new customers for our LTE/5G software and services, and we also received additional RBS hardware card orders. Within RF components we realized sequential bookings growth and Holzworth continues to contribute to strong Test & measurement results. With additional increases to the backlog at March 31, 2021, we feel more confident about our ability to achieve our strategic goals of double-digit organic sales growth, gross margins above 50% and improving operating margins in 2021.”

First Quarter 2021 Operating Results:

●	Net revenues of $11.3 million, an increase of $1.9 million or 20.1% over the prior year period due to higher Test and measurement (“T&M”) and Radio, baseband and software (“RBS”) revenues.
●	Gross profit of $5.9 million, and gross profit margin of 52.5%, an increase of 550 basis points over the prior year due to higher margin software and services revenues as well as an increased revenue mix of higher margin T&M products.
●	Backlog of $10.0 million, an increase of $1.7 million, or 20.5% compared to December 31, 2020, and an increase of $5.1 million, or 103% year-over-year.
●	Operating expenses of $6.0 million, an increase of $175,000 or 3.0% from the prior year period, and as a percent of revenue total operating expenses were 52.6%, compared to 61.3% for the same period last year.
●	GAAP net loss of $233,000 compared to a net loss of $1.1 million in the prior year period due primarily to higher gross profit associated with higher revenues and a more profitable mix of business.
●	Non-GAAP adjusted EBITDA of $671,000 compared to a loss of $308,000 in the prior year due primarily to higher gross profit and higher revenues. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss is provided later in this press release.

Cash Flow and Balance Sheet

●	Cash used in operations of $232,000 due primarily to an increase in net working capital.
●	Cash of $3.9 million at March 31, 2021, compared to $4.9 million at December 31, 2020.
●	No outstanding borrowings under the asset-based revolver and availability of $6.3 million after giving effect to borrowing base calculations as of March 31, 2021.

Conference Call

Wireless Telecom Group Inc. will host a conference call on May 13, 2021 at 8:30 a.m. EDT in which management will discuss first quarter 2021 results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 610542. The call will also be webcast over the internet at the following URL: https://www.webcaster4.com/Webcast/Page/1690/41268

A replay will be made available on the Wireless Telecom website following the conference call.

Contact:

Mike Kandell 973-386-9696

SM Berger and Company 216-464-6400

Use of Non-GAAP Financial Measures and Key Performance Indicators

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration, goodwill impairment charges, loss on change in fair value of contingent consideration and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP adjusted EBITDA is included as an attachment to this press release.

The Company defines adjusted EBITDA margin as adjusted EBITDA divided by revenue. The Company does not provide a forward-looking reconciliation of expected adjusted EBITDA margin because the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Book-to-bill ratio is the ratio of orders received to units shipped and billed for a specified period. The Company excludes billable freight from the calculation of units shipped in determining the book-to-bill ratio.

GAAP operating expenses (“GAAP opex”) includes research and development expenses, sales and marketing expenses, general and administrative expenses, non-cash goodwill impairment charges and loss on change in fair value of contingent consideration. The Company defines non-GAAP operating expenses (“Non-GAAP opex”) as GAAP opex excluding stock compensation expense, restructuring charges, acquisition expenses, integration expenses, depreciation and amortization expense, non-recurring legal fees associated with the Harris arbitration, non-cash goodwill impairment charges, loss on change in fair value of contingent consideration and other non-recurring costs and expenses.

The Company views adjusted EBITDA, adjusted EBITDA margin and non-GAAP opex as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that adjusted EBITDA and non GAAP opex metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

The Company believes the book-to-bill ratio is a key performance indicator used in measuring supply and demand in the industries in which we operate as well as measuring how quickly the Company fulfills the demand for its products.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, our ability to achieve our strategic goals of double digit organic sales growth, gross margins above 50% and improving operating margins in 2021. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including but not limited to, the impact that the COVID-19 pandemic may have on our business and the economy in the future, our dependency on capital spending on data and communication networks by our customers and end users, our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business, the impact of the loss of any significant customers, the ability of our management to successfully implement our business plan and strategy, our ability to raise additional capital to fund our operations given our degree of leverage, product demand and development of competitive technologies in our market sector, the impact of competitive products and pricing, our abilities to protect our intellectual property rights, our ability to manage risks related to our information technology and cyber security, and the risk that our PPP Loan will not be forgiven, among others. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties are disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020. The Company’s forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements whether as a result of new information, future developments or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group enables the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

Wireless Telecom Group INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts)

	For the Three Months Ended March 31
	2021	2020
Net revenues	$11,321	$9,429

Cost of revenues	5,376	5,001

Gross profit	5,945	4,428

Operating expenses
Research and development	1,382	1,578
Sales and marketing	1,713	1,717
General and administrative	2,862	2,487
Total operating expenses	5,957	5,782

Operating loss	(12)	(1,354)

Other income	24	239
Interest expense	(297)	(225)

Loss before taxes	(285)	(1,340)

Tax benefit	(52)	(193)

Net Loss	$(233)	$(1,147)

Other comprehensive income/(loss):
Foreign currency translation adjustments	75	(935)
Comprehensive loss	$(158)	$(2,082)

Loss per share:
Basic	$(0.01)	$(0.05)
Diluted	$(0.01)	$(0.05)

Weighted average shares outstanding:
Basic	21,742	21,398
Diluted	21,742	21,398

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	(Unaudited)
	March 21 2021	December 31 2020
CURRENT ASSETS
Cash & cash equivalents	$3,880	$4,910
Accounts receivable - net of reserves of $146 and $143, respectively	6,378	5,520
Inventories - net of reserves of $1,192 and $1,129 respectively	9,261	8,796
Prepaid expenses and other current assets	2,539	2,172
TOTAL CURRENT ASSETS	22,058	21,398

PROPERTY PLANT AND EQUIPMENT - NET	1,748	1,824

OTHER ASSETS
Goodwill	11,557	11,512
Acquired intangible assets, net	4,929	5,242
Deferred income taxes	5,701	5,701
Right of use assets	1,549	1,680
Other assets	557	561
TOTAL OTHER ASSETS	24,293	24,696

TOTAL ASSETS	$48,099	$47,918

CURRENT LIABILITIES
Short term debt	$84	$512
Accounts payable	2,118	1,546
Short term leases	546	534
Accrued expenses and other current liabilities	6,351	7,997
Deferred revenue	708	924
TOTAL CURRENT LIABILITIES	9,807	11,513

LONG TERM LIABILITIES
Long term debt	8,933	8,895
Long term leases	1,060	1,200
Other long term liabilities	2,128	82
Deferred tax liability	381	377
TOTAL LONG TERM LIABILITIES	12,502	10,554

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common stock, $.01 par value, 75,000,000 shares authorized 34,888,904 and 34,888,904 shares issued, 21,660,318 and 21,669,361 shares outstanding	349	349
Additional paid in capital	50,277	50,163
Retained earnings	(1,179)	(946)
Treasury stock at cost, 13,228,586 and 13,219,543 shares	(24,573)	(24,556)
Accumulated other comprehensive income	916	841
TOTAL SHAREHOLDERS’ EQUITY	25,790	25,851

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,099	$47,918

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Three Months Ended March 31
	2021	2020
CASH FLOWS USED BY OPERATING ACTIVITIES
Net Loss	$(233)	$(1,147)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	530	524
Amortization of debt issuance fees	83	63
Share-based compensation expense	114	81
Deferred rent	(7)	(7)
Deferred income taxes	-	(32)
Provision for doubtful accounts	3	(5)
Inventory reserves	61	21
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(853)	58
Inventories	(517)	(127)
Prepaid expenses and other assets	(254)	355
Accounts payable	606	230
Accrued expenses and other liabilities	235	(143)
Net cash used by operating activities	(232)	(129)

CASH FLOWS USED BY INVESTING ACTIVITIES
Capital expenditures	(144)	(51)
Acquisition of business, net of cash acquired	(200)	(7,189)
Net cash used by investing activities	(344)	(7,240)

CASH FLOWS USED BY FINANCING ACTIVITIES
Revolver borrowings	-	8,073
Revolver repayments	-	(8,471)
Term loan borrowings	-	8,400
Term loan repayments	(449)	(363)
Debt issuance fees	-	(1,056)
Shares withheld for employee taxes	(17)	(26)
Net cash used by financing activities	(466)	6,557

Effect of Exchange Rate Changes on Cash and Cash Equivalents	12	(228)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,030)	(1,040)

Cash and Cash Equivalents, at Beginning of Period	4,910	4,245

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$3,880	$3,205

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$213	$146
Cash paid during the period for income taxes	$13	$28

NET REVENUE AND GROSS PROFIT BY PRODUCT GROUP

(In thousands)

	Three months ended March 31
	Revenue		% of Revenue		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$3,137	$4,276	27.7%	45.4%	$(1,139)	-26.6%
Test and measurement	5,327	3,745	47.1%	39.7%	1,582	42.2%
Radio, baseband, software	2,857	1,408	25.2%	14.9%	1,449	102.9%
Total net revenues	$11,321	$9,429	100.0%	100.0%	$1,892	20.1%

	Three months ended March 31
	Gross Profit		Gross Profit %		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$1,091	$1,943	34.8%	45.4%	$(852)	-43.8%
Test and measurement	3,054	1,904	57.3%	50.8%	1,150	60.4%
Radio, baseband, software	1,800	581	63.0%	41.3%	1,219	209.8%
Total gross profit	$5,945	$4,428	52.5%	47.0%	$1,517	34.3%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended March 31
	2021	2020
GAAP Net income/(loss), as reported	$(233)	$(1,147)
Tax benefit	(52)	(193)
Depreciation and amortization expense	530	524
Interest expense/(Income)	297	225
Non-GAAP EBITDA	542	(591)
Stock compensation	114	81
Merger and acquisition/integration	-	191
Restructuring costs	36	74
US GAAP purchase accounting	-	176
FX (gain)/loss	(25)	(239)
Non recurring arbitration legal costs	4	-
Non-GAAP adjusted EBITDA	$671	$(308)

RECONCILIATION OF OPEX TO NON-GAAP OPEX

(In thousands, unaudited)

	Three Months Ended March 31
	2021	2020
GAAP opex	$5,957	$5,782
Stock compensation	(114)	(81)
Merger and acquisition/integration	-	(191)
Restructuring costs	(36)	(74)
US GAAP purchase accounting	-	(100)
Depreciation & amortization (ex. COGS)	(447)	(445)
Non recurring arbitration legal costs	(4)	-
Non GAAP opex	$5,356	$4,891